EXHIBIT 5

[LETTERHEAD OF PAUL, HASTINGS, JANOFSKY & WALKER (EUROPE) LLP]

Paris, February 24, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549
U.S.A.

cc. : SODEXHO ALLIANCE, SA
3, avenue Newton
78180 Montigny le Bretonneux

We are the counsel of Sodexho Alliance SA, a corporation (société anonyme) organized under the laws of the Republic of France (the “Company ”), and have advised the Company in connection with the Registration Statement on Form S-8 of the Company (the “Registration Statement”) to be filed with the U.S. Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 2,797,452 ordinary shares, par value EUR 4 each, of the Company (the “ Shares ”) to be offered to employees of the Company pursuant to Sodexho Alliance June 16, 2005 Stock Option Plan B, Sodexho Alliance September 13, 2005 Stock Option Plan B, Sodexho Alliance January 10, 2006 Stock Option Plan A 1, Sodexho Alliance January 10, 2006 Stock Option Plan A 2, Sodexho Alliance January 10, 2006 Stock Option Plan B, Sodexho Alliance January 10, 2006 Stock Option Plan C and granted pursuant to Sodexho, Inc. Employee Stock Purchase Plan (collectively the “Plans”).

In connection with this opinion, we have examined originals or copies of such documents, resolutions, certificates and instruments of the Company and its subsidiaries as we have deemed necessary to form a basis for the opinions hereinafter expressed. In addition, we have reviewed certificates of public officials, statutes, records and such other instruments and documents and have made such investigations of law as we have deemed necessary to form a basis for the opinion hereinafter expressed. In our examination of the foregoing, we have assumed, without independent investigation, (i) the genuineness of all signatures and the authority of all persons or entities signing all documents examined by us, (ii) the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and (iii) the authenticity of the originals of such latter documents. With regard to certain factual matters, we have relied, without independent investigation or verification, upon, and assumed the accuracy and completeness of, statements and representations of representatives of the Company and its subsidiaries.

Based upon and subject to the foregoing, we are of the opinion that the Shares deliverable upon exercise of options granted under the Plans, when delivered in accordance with the Plans, will be duly authorized, validly owned, fully paid and non-assessable and to extent newly issued shares are delivered, they will be validly issued under French applicable law.

The foregoing opinion is limited to the laws of the Republic of France and is given on the basis it will be governed by and construed in accordance with such law and we express no opinion as to the effect of the laws of any other jurisdiction.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this letter.

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We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in “Item 5. Interests of Named Experts and Counsel” of the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder. This opinion is rendered to you as of the date hereof and we assume no obligation to advise you or any other person hereafter with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even though the change may affect the legal analysis or a legal conclusion or other matters in this letter.

Very truly yours,

/s/ Aline Poncelet

Aline Poncelet
Partner

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